Exhibit 23

[Letterhead]
Deloitte & Touche LLP
111 S. Wacker Drive
Chicago, Illinois 60606

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-86790, 333-108705, and 333-128071 of John Deere Capital Corporation and subsidiaries on Form S-3 of our report dated December 16, 2005, appearing in the Annual Report on Form 10-K of John Deere Capital Corporation and subsidiaries for the year ended October 31, 2005, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statements.

DELOITTE & TOUCHE LLP

Chicago, Illinois

December 16, 2005